      As filed with the Securities and Exchange Commission on November 27, 1996
                                               Registration No. 333-___________
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                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                                 -------------

                                   FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                 -------------

                             MID-PENINSULA BANCORP
               (EXACT NAME OF ISSUER AS SPECIFIED IN ITS CHARTER)

          CALIFORNIA                               77-0387041
    (STATE OF INCORPORATION)           (I.R.S. EMPLOYER IDENTIFICATION NO.)

                 420 COWPER STREET, PALO ALTO, CALIFORNIA 94301
                     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE)

                  ----------------------------------------------

                    GREATER BAY BANCORP 1996 STOCK OPTION PLAN
                             (FULL TITLE OF THE PLAN)

                  ----------------------------------------------

                  DAVID L. KALKBRENNER, CHIEF EXECUTIVE OFFICER
                             MID-PENINSULA BANCORP
                 420 COWPER STREET, PALO ALTO, CALIFORNIA 94301
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 -------------

                                 (415) 323-5150

   (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE OF PROCESS)


                        CALCULATION OF REGISTRATION FEE

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
                                                Proposed Maximum    Proposed Maximum
    Title of Securities           Amount to        Offering             Aggregate         Amount of
     to be Registered           be Registered   Price per Share      Offering Price    Registration Fee
---------------------------------------------------------------------------------------------------------
 Common Stock, no par value        751,002        $   20.75         $ 15,583,291.50          $ 4,722.21

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1  Issuable upon exercise of options to be granted under the Greater Bay
   Bancorp 1996 Stock Option Plan.

2 Estimated solely for the purpose of determining the registration fee, based upon the average of the bid and asked prices for the Common Stock on
   November    , 1996, pursuant to Rule 457(h).

   This registration statement, including exhibits, consists of 21 sequentially numbered pages. The Exhibit Index is located at page 7.

                                    PART I

                 INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information required to be included in the Section 10(a) prospectus is not required to be included herein.

                                    PART II

ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed or to be filed by the Company with the Commission are incorporated in this registration statement by reference:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     (b) The Company's Current Reports on Form 8-K filed June 3, July 12, August 21, September 12 and November 12, 1996, pursuant to Section 13(a) of the Exchange Act.

        (2) The Company's Quarterly Reports on Form 10-Q for the quarter ended March 31, June 30 and September 30, 1996, filed pursuant to Section 13(a) of the Exchange Act.

     (c) The description of the Company's common stock set forth under the heading "Description of Mid-Peninsula Capital Stock" in the prospectus contained in Amendment No. 1 to the Company's Registration Statement No. 333-10781 on Form S-4 filed with the Commission on September 19, 1996.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement, and to be a part hereof from the date of such filing.

ITEM 4.   DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5.   INTEREST OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The California General Corporation Law provides for the indemnification of officers and directors who are made or are threatened to be made a party to any legal proceeding by reason of their service to the Company. The Articles of Incorporation and Bylaws of the Company, as amended effective November 27, 1996, permit indemnification of directors and officers to the maximum extent permitted by California law. The Company has in effect director and officer liability insurance policies indemnifying the Company and the officers, directors and certain assistant officers of the Company and officers and directors of the Company's subsidiaries within specific limits for certain liabilities incurred by reason of their being or having been directors or officers. The Company pays the entire premium for these policies. In addition, the Company, as approved by the shareholders of the Company effective November 27, 1996, will enter into indemnification agreements with all directors and officers to provide indemnification to the maximum extent permitted by the Company's Bylaws.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED
     Not applicable.

ITEM 8.   EXHIBITS

          See Index to Exhibits.

ITEM 9.   UNDERTAKINGS

     (a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on November 20, 1996.


                                       MID-PENINSULA BANCORP



                                       By /s/ David L. Kalkbrenner
                                          ------------------------
                                              David L. Kalkbrenner
                                              President and
                                              Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David L. Kalkbrenner and Carol R. Rowland, and each or any one of them, his true and lawful attorney-in-fact and agent, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.


SIGNATURES                              TITLE                      DATE
----------                              -----                      ----

 /s/ David L. Kalkbrenner
----------------------------   President, Chief Executive     November 20, 1996
     David L. Kalkbrenner      Officer and Director

 /s/ Murray B. Dey
----------------------------   Executive Vice President       November 20, 1996
     Murray B. Dey             and Director

 /s/ Lawrence A. Aufmuth
----------------------------   Director                       November 20, 1996
     Lawrence A. Aufmuth

 / /
----------------------------   Director
     John F. Blokker

 /s/ Allan F. Brown
----------------------------   Director                       November 20, 1996
     Allan F. Brown

 /s/ Owen D. Conley
----------------------------   Director                       November 20, 1996
     Owen D. Conley

 / /
----------------------------   Director
     Donald L. Hammond

 /s/ R. Hewlett Lee, M.D.
----------------------------   Director                       November 20, 1996
     R. Hewlett Lee, M.D.

 /s/ Helen C. Leong
----------------------------   Director                       November 20, 1996
     Helen C. Leong

 /s/ George M. Marcus
----------------------------   Director                       November 20, 1996
     George M. Marcus

 /s/ Duncan L. Matteson
----------------------------   Chairman of the Board and      November 20, 1996
     Duncan L. Matteson        Director

 / /
----------------------------   Director
     Donald H. Seiler

 /s/ Warren R. Thoits
----------------------------   Director                       November 20, 1996
     Warren R. Thoits

 /s/ Bruce E. Van Alstyne
----------------------------   Director                       November 20, 1996
     Bruce E. Van Alstyne

 /s/ Edwin E. Van Bronkhorst
----------------------------   Director                       November 20, 1996
     Edwin E. Van Bronkhorst

                                INDEX OF EXHIBITS


 Exhibit                                                           Sequential
 No.           Exhibit Name                                         Page No.
 ---           ------------                                        ----------
 5             Opinion of Counsel:                                      8
               Bronson, Bronson & McKinnon LLP

 23.1          Consent of Independent Auditors:                         9
               KPMG Peat Marwick LLP

 23.2          Consent of Independent Auditors:                        10
               Coopers & Lybrand LLP

 23.3          Consent of Counsel (See Exhibit 5)

 24            Power of Attorney (see signature pages)

 99            Greater Bay Bancorp 1996 Stock Option Plan             11-21